Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references to: (a) “PubCo” refers to Helix and its consolidated subsidiaries after giving effect to the Business Combination, (b) “BBOT” refers to TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics), a Delaware corporation, prior to the Closing and (c) “Helix” refers to Helix Acquisition Corp. II, a Cayman Islands exempted company, prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025 and, if not defined in the Form 8-K, capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the proxy statement/final prospectus filed by Helix with the SEC which became effective on July 10, 2025, prior to the consummation of the business combination (the “Proxy Statement/Prospectus”).

PubCo is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination, other events contemplated by the Business Combination Agreement, and other transactions described below.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). The unaudited pro forma condensed combined financial information presents the combination of the financial information of Helix and BBOT, adjusted to give effect to the Business Combination and other related transactions, which includes:

●	The Domestication of Helix as a Delaware corporation; and

●	The Merger, including the following:

●	Acquisition of BBOT by Helix; and

●	PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the unaudited condensed balance sheet of BBOT with the unaudited condensed consolidated balance sheet of Helix on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 combines the unaudited condensed statement of operations of BBOT for the six months ended June 30, 2025 and the unaudited condensed consolidated statement of operations of Helix for the six months ended June 30, 2025, giving effect to the transactions as if the Business Combination and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024 combines the audited statement of operations of BBOT for the twelve months ended December 31, 2024 and the audited statement of operations of Helix for the twelve months ended December 31, 2024, giving effect to the transactions as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024.

The unaudited pro forma condensed combined financial information have been prepared for informational purposes only and are not necessarily indicative of what PubCo’s condensed financial position or results of operations actually would have been had the Business Combination and other related transactions been consummated on or prior to June 30, 2025, nor are they necessarily indicative of future results of operations. The unaudited pro forma condensed combined financial information do not purport to project the future financial position or operating results of PubCo.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	Audited financial statements of Helix for the year ended December 31, 2024, included in Form 10-K filed with the SEC on March 11, 2025;

●	Unaudited condensed consolidated financial statements of Helix for the three and six months ended June 30, 2025, included in Form 10-Q filed with the SEC on August 1, 2025;

●	Audited financial statements of BBOT for the year ended December 31, 2024, included in the Proxy Statement/Prospectus and incorporated by reference;

●	Unaudited condensed financial statements of BBOT for the three and six months ended June 30, 2025, included as Exhibit 99.1 to the Form 8-K; and

●	Other information relating to Helix and BBOT included in the Proxy Statement/Prospectus and incorporated by reference, including but not limited to the description of certain terms in the sections titled “Proposal No. 1 — The Business Combination Proposal” and “The Business Combination Agreement”.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BBOT” included in Exhibit 99.3 to the Form 8-K and incorporated by reference.

Description of Business Combination and Other Transactions

On February 28, 2025, Helix, Merger Sub, and BBOT entered into the Business Combination Agreement, as amended on June 17, 2025, pursuant to which on August 11, 2025 (the “Closing Date”) Merger Sub merged with and into BBOT, with BBOT surviving the merger as a wholly-owned subsidiary of Helix (the “Merger”), in accordance with the Business Combination Agreement and DGCL. In connection with the consummation of the Business Combination, Helix changed its corporate name to BridgeBio Oncology Therapeutics, Inc., also referred to as PubCo herein. The aggregate transaction consideration paid to the BBOT equity holders at the Closing pursuant to the Business Combination Agreement was based on an estimated Equity Value of approximately $461.1 million

Upon the consummation of the Business Combination, each share of BBOT capital stock was converted into shares of PubCo Common Stock. Each share of BBOT capital stock initially received a deemed value of $0.95 per share after giving effect to a Conversion Ratio of approximately 0.0889, based on the terms of the Business Combination Agreement and the fully-diluted capitalization of BBOT as of the Closing Date. The Business Combination occurred based on the following transactions as contemplated by the Business Combination Agreement:

The Domestication — The Domestication occurred one business day prior to the Closing Date, pursuant to which Helix de-registered from the Register of Companies in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with the Helix Articles, Section 388 of the DGCL and Part XII of the Cayman Companies Act (the “Domestication”). Immediately prior to the completion of the Domestication, the following occurred:

●	Helix effected the redemption and cancellation of 7,119,750 Public Shares that were validly submitted for redemption and not withdrawn by the Public Shareholders for $76.3 million,

●	The Sponsor surrendered to Helix 307.874 Sponsor Forfeited Shares;

●	Each holder of each issued and outstanding Helix Class B Share (other than the Sponsor Forfeited Shares) irrevocably and unconditionally elected to convert, on a one-for-one basis, each Helix Class B Share held by it into one Helix Class A Share (the “Class B Share Conversion”).

At the effective time of the Domestication, each outstanding Helix Class A Share (excluding the Public Shares validly submitted for redemption and the Sponsor Forfeited Shares, but including Helix Class A Shares issued upon the Class B Share Conversion), were reclassified as one share of PubCo Common Stock.

The Merger — At the effective time of the Merger (the “Merger Effective Time”) the following occurred:

●	Merger Sub, the wholly owned subsidiary of Helix, merged with and into BBOT, with BBOT as the surviving company;

●	Each share of BBOT capital stock issued and outstanding (excluding treasury shares and dissenting shares), was canceled and converted into the right to receive a corresponding number of shares of PubCo Common Stock based on the Consideration Ratio;

●	Each outstanding and unexercised BBOT Option became a PubCo Option containing the same terms, conditions, vesting and other provisions as are currently applicable to such BBOT Options prior to the Business Combination based on the Consideration Ratio; and

●	The Sponsor surrendered and forfeited 152,940 Sponsor Contributed Shares.

The Other Transactions — Other related events that are contemplated to take place in connection with the Business Combination are summarized:

●	PIPE Investment: In connection with the Business Combination Agreement, Helix entered into Subscription Agreements with certain qualified institutional buyers, institutional accredited investors, and other accredited investors, including Cormorant and other existing shareholders of Helix (collectively, the “PIPE Investors”). On the Closing Date, the PIPE Investors purchase an aggregate of $260.9 million PIPE Shares at a purchase price of $10.7173 per share.

●	Non-Redemption Agreements: On February 28, 2025, Helix entered into Non-Redemption Agreements with Non-Redeeming Shareholders, pursuant to which, each Non-Redeeming Shareholder irrevocably and unconditionally agreed, for the benefit of Helix, that neither it nor its controlled affiliates will exercise any redemption rights under Helix’s Articles with respect to Public Shares held by such holder as of the date of the Non-Redemption Agreement at any meeting of Helix Shareholders. The Non-Redemption Agreements do not provide for any consideration to be paid by Helix or BBOT to the Non-Redeeming Shareholders in connection with such agreements. The Sponsor and Cormorant are not parties to the Non-Redemption Agreements. There are an aggregate of 450,900 Helix Class A Shares reflected in the pro forma condensed combined financial information presented as NRA Shares.

●	Helix Support Agreement: On February 28, 2025, the Sponsor, Cormorant, and other Helix Insiders entered into the Helix Support Agreement with Helix and BBOT, pursuant to which Helix Insiders agreed to certain voting and transfer covenants. Pursuant to the Helix Support Agreement, each of Cormorant and its permitted transferees irrevocably and unconditionally covenants and agrees not to submit any Helix Class A Shares owned by it for redemption in connection with the Business Combination. As part of the Helix Support Agreement, the following key terms are summarized:

●	Non-Redemption: Cormorant and the Sponsor have agreed not to redeem 2,400,000 outstanding Helix Class A shares that are subject to redemption.

●	Class B Conversion: Each of the Sponsor and each Helix Insider elected to convert, on a one-for-one basis, their Helix Class B Shares into Helix Class A Shares immediately prior to the Domestication and to waive their rights under Helix’s Articles to have their Helix Class B Shares converted into Helix Class A Shares at a ratio of greater than one-to-one.

●	Sponsor Forfeited Shares: Effective as of immediately prior to the Domestication, the Sponsor surrendered and forfeited to Helix 307,874 Helix Class B Shares held by the Sponsor equal to the quotient of (i) the difference between (A) the Redemption Price multiplied by 4.6 million less (B) $46.0 million divided by (ii) the Redemption Price.

●	Sponsor Contributed Shares: Since the Helix Closing Cash was less than $400.0 million on the Closing Date, and BBOT waived the Minimum Cash Condition, the Sponsor surrendered and forfeited 152,940 shares of PubCo Common Stock equal to (a) 3.36 million multiplied by (b) one minus the number resulting from dividing (i) the Helix Closing Cash by (ii) $400.0 million, with any fractional share rounded to the nearest whole number resulting from such product.

No consideration has been or will be paid by Helix or BBOT to the Helix Insiders in connection with such agreements.

Following the Business Combination and related transactions, the shares to be issued are comprised of the following:

●	34,972,186 shares of PubCo Common Stock issued to the BBOT investors, excluding Sponsor and Cormorant, which includes the outstanding shares of BBOT common stock and conversion of outstanding BBOT preferred stock, in each case calculated using the Conversion Ratio (“BBOT Shares”). The BBOT Shares exclude PubCo Options exercisable for 4,078,552 shares of PubCo Common Stock subsequent to the Business Combination;

●	17,345,680 shares of PubCo Common Stock issued to the PIPE Investors, excluding Sponsor and Cormorant, at a purchase price of $10.7173 per share (“PIPE Shares”);

●	17,878,594 shares of PubCo Common Stock issued to the Sponsor and Cormorant which includes: 3,952,377 outstanding shares of BBOT common stock held by Cormorant prior to the Business Combination, 6,998,031 PIPE Shares purchased by Cormorant, 4,480,000 Helix Class B Shares held by the Sponsor prior to the Business Combination less 307,874 Sponsor Forfeited Shares, 2,400,000 Helix Class A Shares held by Cormorant prior to the Business Combination which Cormorant agreed not to redeem pursuant to the Helix Support Agreement, 509,000 Helix Class A Shares held by Sponsor prior to the Business Combination, and the surrender of 152,940 Sponsor Contributed Shares (“Sponsor and Cormorant Shares”);

●	120,000 shares of PubCo Common Stock are held by Helix’s independent directors and advisor (“Helix Insider Shares”); and

●	8,880,250 shares of PubCo Common Stock issued to the holders of Helix Class A Shares, excluding Sponsor and Cormorant, that did not redeem their shares in connection with the Business Combination closing (“Helix Shares”). This amount includes 450,900 shares of PubCo Common Stock issued pursuant to the Non-Redemption Agreements.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of PubCo upon consummation of the Business Combination and other related transactions in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and other transactions occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of PubCo following the completion of the Business Combination..

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Helix and BBOT have not had any historical relationship prior to the discussion of the Business Combination and other transactions. Helix and BBOT continue to have no relationship that would require any pro forma adjustments to eliminate activities between the companies.

The following summarizes the shares of PubCo Common Stock issued and outstanding immediately after the Business Combination and the related ownership percentages. The share amounts included in the table do not include the potentially dilutive PubCo Options outstanding and exercisable for 4,078,552 shares of PubCo Common Stock immediately after the Business Combination. The table below also excludes shares of PubCo Common Stock that will initially be available for issuance under the PubCo Incentive Plan and ESPP.

	Pro Forma Combined
	Shares	%

HLXB Public Stockholders (excluding Cormorant)	8,880,250	11.0%
Sponsor and Cormorant (including Cormorant Affiliates)	17,878,594	22.6%
HLXB Directors and Advisors	120,000	0.2%
BBOT stockholders (excluding Cormorant)	34,972,186	44.2%
PIPE Investors (excluding Cormorant)	17,345,680	22.0%
Pro forma total shares of the Post-Combination Company Common Stock outstanding at Closing	79,196,710	100.0%

Accounting Treatment for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP as BBOT has been determined to be the accounting acquirer. Under this method of accounting, Helix, the legal acquirer, will be treated as the accounting acquiree for financial reporting purposes, and BBOT, the legal acquiree, will be treated as the accounting acquirer. Accordingly, the assets, liabilities, and results of operations of BBOT will become the historical financial statements of PubCo, and Helix’s assets, liabilities, and results operations will be consolidated with BBOT’s starting from the Closing Date. For accounting purposes, the financial statements of PubCo will represent a continuation of the financial statements of BBOT, with the Business Combination being treated as the equivalent of BBOT issuing stock for the net assets of Helix, accompanied by recapitalization. The net assets of Helix will be stated at historical carrying values, and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be presented as those of BBOT in future financial reporting of PubCo.

BBOT was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	BBOT is the larger entity based on the presence of substantive operations and employee base and will assume the ongoing operations of the PubCo;

●	BBOT’s existing stockholders (excluding Cormorant) will have the greatest minority voting interest;

●	BBOT’s existing stockholders will have the greatest ability to influence decisions regarding the election and removal of the PubCo’s board of directors;

●	BBOT will hold a majority of the PubCo’s board of directors;

●	BBOT’s senior management will comprise the senior management of PubCo;

●	PubCo will assume BBOT’s name;

●	BBOT’s headquarters will become PubCo headquarters; and

●	Helix does not meet the definition of a business.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025
(in thousands)

	HLXB Historical (Note 2)	BBOT Historical	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$664	$31,518	$196,514	A	$393,956
	—	—	260,899	B
	—	—	(6,870)	C
	—	—	(919)	CC
	—	—	(8,546)	CCC
	—	—	(76,304)	FF
	—	—	(3,000)	K
Short-term marketable securities	—	99,880	—		99,880
Receivables from related parties	—	175	—		175
Prepaid expenses and other current assets	212	10,773	(4,983)	C	6,921
			919	CC
Total current assets	876	142,346	357,710		500,932
Property and equipment, net	—	900	—		900
Operating lease right-of-use asset	—	2,549	—		2,549
Marketable securities and cash held in Trust Account	196,514	—	(196,514)	A	—
Restricted cash	—	132	—		132
Other non-current assets	—	5,326	—		5,326
Total assets	$197,390	$151,253	$161,196		$509,839
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	—	2,197	(638)	C	1,559
Accrued compensation and benefits	—	2,740	—		2,740
Accrued research and development liabilities	—	19,802	—		19,802
Accrued professional services	—	1,640	(674)	C	966
Payables to related parties	107	330	(107)	CCC	330
Operating lease liability	—	320	—		320
Other accrued liabilities	2,522	222	(2,419)	CCC	325
Participation right liability	—	—	—		—
Total current liabilities	2,629	27,251	(3,838)		26,042
Deferred underwriting fee	5,520	—	(5,520)	CCC	—
Operating lease liability, noncurrent	—	2,514	—		2,514
Total liabilities	8,149	29,765	(9,358)		28,556

Common stock subject to possible redemption (HLXB)	196,514	—	(196,514)	F	—
Redeemable convertible preferred stock (BBOT)	—	349,221	(349,221)	E	—

Stockholders’ Equity (Deficit):
PubCo Common Stock	—	—	2	B	8
	—	—	4	E
	—	—	2	F
	—	—	(1)	FF
	—	—	1	G
	—	—	—	H
BBOT Common stock	—	—	—		—
HLXB Class A Shares	—	—	—		—
HLXB Class B Shares	—	—	—	D	—
			—	G
Additional paid-in capital	—	45,229	260,897	B	757,237
	—	—	(10,541)	C
	—	—	—	D
	—	—	349,217	E
	—	—	196,512	F
	—	—	(76,303)	FF
	—	—	88	I
	—	—	(7,861)	J
	—	—	—	H
	—	—	(1)	G
Accumulated other comprehensive income	—	51	—		51
Accumulated deficit	(7,273)	(273,013)	(500)	CC	(276,013)
	—	—	(88)	I
	—	—	7,861	J
	—	—	(3,000)	K
Total stockholder’s equity (deficit)	(7,273)	(227,733)	716,289		481,283
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$197,390	$151,253	$161,196		$509,839

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2025

(in thousands, except share and per share amounts)

	HLXB Historical (Note 2)	BBOT (Historical)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Operating expenses:
Research and development	—	48,073	—		48,073
General and administrative	3,637	5,157	—		8,794
Total operating expenses	3,637	53,230	—		56,867
Loss from operations	(3,637)	(53,230)	—		(56,867)

Other income (expense), net:
Interest income	—	3,475	—		3,475
Change in fair value of participation right liability	—	(725)	—		(725)
Interest earned on bank deposits	4	—	—		4
Other income (expense)	—	(10)	—		(10)
Interest earned on marketable securities held in Trust Account	4,064	—	(4,064)	L	—
Total other income (expense), net	4,068	2,740	(4,064)		2,744
Net income (loss)	$431	$(50,490)	$(4,064)		$(54,123)

Weighted average shares outstanding of PubCo Common Stock - basic and diluted (Note 4)	—	—	79,196,710	M	79,196,710
Basic and diluted net loss per share - PubCo Common Stock (Note 4)	—	—	$(0.68)	M	$(0.68)
Basic and diluted weighted average number of shares outstanding (BBOT)	—	486,104	—		—
Basic and diluted net loss per share (BBOT)	—	$(103.87)	—		—
Basic weighted average shares outstanding, Class A ordinary shares	18,909,000	—	—		—
Basic net income per share, Class A ordinary shares	$0.02	—	—		—
Diluted weighted average shares outstanding, Class A ordinary shares	18,909,000	—	—		—
Diluted net income per share, Class A ordinary shares	$0.02	—	—		—
Basic weighted average shares outstanding, Class B ordinary share	4,600,000	—	—		—
Basic net income per share, Class B ordinary shares	$0.02	—	—		—
Diluted weighted averages shares outstanding, Class B ordinary shares	4,600,000	—	—		—
Diluted net income per share, Class B ordinary shares	$0.02	—	—		—

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in thousands, except share and per share amounts)

	HLXB Historical (Note 2)	BBOT (Historical)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Operating expenses:
Research and development	—	73,107	—		73,107
General and administrative	856	7,756	500	O	12,200
	—	—	88	P
	—	—	3,000	Q
Total operating expenses	856	80,863	3,588		85,307
Loss from operations	(856)	(80,863)	(3,588)		(85,307)

Other income (expense), net:
Interest income	—	6,377	—		6,377
Income from related party under transition services agreement	—	775	—		775
Change in fair value of participation right liability	—	(564)	—		(564)
Interest earned on bank deposits	6	—	—		6
Other income (expense)	—	—	—		—
Interest earned on marketable securities held in Trust Account	8,449	—	(8,449)	N	—
Total other income (expense), net	8,455	6,588	(8,449)		6,594
Net income (loss)	$7,599	$(74,275)	$(12,037)		$(78,713)

Weighted average shares outstanding of PubCo Common Stock - basic and diluted (Note 4)	—	—	79,196,710	R	79,196,710
Basic and diluted net loss per share - PubCo Common Stock (Note 4)	—	—	$(0.99)	R	$(0.99)
Basic and diluted weighted average number of shares outstanding (BBOT)	—	145,125	—		—
Basic and diluted net loss per share (BBOT)	—	$(511.80)	—		—
Basic weighted average shares outstanding, Class A ordinary shares	16,635,787	—	—		—
Basic net income per share, Class A ordinary shares	$0.36	—	—		—
Diluted weighted average shares outstanding, Class A ordinary shares	16,635,787	—	—		—
Diluted net income per share, Class A ordinary shares	$0.36	—	—		—
Basic weighted average shares outstanding, Class B ordinary share	4,527,869	—	—		—
Basic net income per share, Class B ordinary shares	$0.36	—	—		—
Diluted weighted averages shares outstanding, Class B ordinary shares	4,600,000	—	—		—
Diluted net income per share, Class B ordinary shares	$0.36	—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Helix, the legal acquirer, is treated as the accounting acquiree for financial reporting purposes, and BBOT, the legal acquiree, is treated as the accounting acquirer.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Helix and BBOT is presented in accordance with U.S. GAAP. The following represents the assumptions regarding the Business Combination closing in each of the statements included:

●	The unaudited pro forma condensed combined balance sheet gives effect to the Business Combination and other transactions as if they had occurred on June 30, 2025.

●	The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 gives effect to the transactions as if the Business Combination and other transactions had been consummated on January 1, 2024.

●	The unaudited pro forma combined statement of operations for the year ended December 31, 2024 gives effect to the transactions as if the Business Combination and other transactions had been consummated on January 1, 2024.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies or dis-synergies, operating efficiencies or inefficiencies, tax savings or cost savings that may be associated with the Business Combination and other related transactions. The pro forma adjustments reflecting the completion of the Business Combination and other related transactions are based on currently available information, assumptions, and methodologies that Helix believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments described in the accompanying notes may materially differ from subsequent filings to be made by PubCo if additional information becomes available.

Helix believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and other related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and consolidated financial position would have been had the Business Combination and other related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of Helix and BBOT. There is no tax effect reflected in the pro forma financial information and transaction accounting adjustments described below.

2. Domestication

The Domestication occurred one business day prior to the Closing Date. At the effective time of the Domestication, each share of Helix Class A Share (excluding the Public Shares validly submitted for redemption and the Sponsor Forfeited Shares but including Helix Class A Shares issued upon the Class B Share Conversion) were automatically surrendered and converted into one share of PubCo Common Stock. No accounting adjustments were recorded from the Domestication.

3. Transaction Accounting Adjustments

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 includes the following Transaction Accounting Adjustments related to the Business Combination and other related transactions:

(A)	Reflects the liquidation and reclassification of $196.5 million of marketable securities and cash held in the Trust Account to cash and cash equivalents that became available for general use by PubCo following the Closing.

(B)	Reflects the cash proceeds of $260.9 million received from the PIPE Investment from the issuance and sale of 24,343,711 shares of PubCo Common Stock at the purchase price of $10.7173 per share. This adjustment impacts the PubCo Common Stock (based on the par value of $0.0001 per share) of $2 thousand and the remainder of $260.9 million recorded in additional paid-in-capital.

(C)	Reflects the direct and incremental transaction costs incurred by BBOT related to the Business Combination of approximately $10.5 million for underwriting, financial advisory, legal, accounting, and other fees. BBOT has reflected the direct and incremental transaction costs related to the Business Combination as a reduction to PubCo additional paid-in capital, and to derecognize the BBOT deferred transaction costs of $5.0 million and the liability related to the transaction costs of $1.3 million included in accounts payable and accrued professional services. Through June 30, 2025, BBOT has paid $3.7 million of the total estimated transaction costs, with the remaining amounts payable after the Business Combination Closing.

(CC)	Reflects the capitalization of directors and officers insurance paid by Helix with respect to PubCo operations upon the Business Combination Closing.

(CCC)

Reflects the direct and incremental transaction costs incurred by Helix related to the Business Combination of approximately $8.5 million for underwriting, capital market advisor, legal, and other fees. Helix has reflected the direct and incremental transaction costs related to the Business Combination as a charge to increase PubCo’s accumulated deficit of $0.5 million, and to derecognize the deferred underwriting fee liability of PubCo of $5.5 million, accrued legal fees of $2.4 million, and related party liability related to the Sponsor services of $0.1 million.

(D)	Reflects the forfeiture of 307,874 Helix Class B Shares for no consideration, or Sponsor Forfeited Shares, pursuant to the Helix Support Agreement.

(E)	Reflects the conversion of the redeemable convertible preferred stock of BBOT into 38,874,365 shares of PubCo Common Stock and reclassification of its carrying value of $349.2 million into the equity of PubCo upon the Closing. This adjustment impacts the PubCo Common Stock (based on the par value of $0.0001 per share) of $4 thousand and the remainder of $349.2 million recorded in additional paid-in-capital.

(F)	Reflects the reclassification of the remaining Helix Class A Shares subject to possible redemption to permanent equity and immediate conversion of the remaining Helix Class A Shares into shares of PubCo Common Stock on a one-to-one basis. Separate adjustment (FF) is then presented to reflect the final redemption. This adjustment impacts the PubCo Common Stock (based on the par value of $0.0001 per share) of $2 thousand and the remainder of $196.5 million recorded in additional paid-in-capital.

(FF)	Reflects the actual redemption of 7,119,750 Public Shares for $76.3 million using par value of $0.0001 per share at a Redemption Price of $10.7173 per share. This adjustment impacts the PubCo Common Stock (based on the par value of $0.0001 per share) of $1 thousand and the remainder of $76.3 million recorded in additional paid-in-capital.

(G)	Reflects the reclassification of par value from Helix Ordinary Shares and BBOT Common Stock classified under stockholders’ equity into PubCo Common Stock. The par value of PubCo Common Stock is $0.0001 per share which is consistent with historical Helix Ordinary Shares and BBOT Common Stock par value.

(H)	Reflects 152,940 shares of PubCo Common Stock forfeited for no consideration, or the Sponsor Share Contribution, with immaterial impact.

(I)	Reflects the accelerated vesting of Helix Class B Shares upon closing of Business Combination.

(J)	Reflects the elimination of Helix’s historical accumulated deficit of $7.9 million.

(K)	Reflects the $3.0 million performance cash bonus payable to the BBOT Chief Executive Officer, a change of control payment upon closing of the Business Combination.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 includes the following Transaction Accounting Adjustments related to the Business Combination and other related transactions:

(L)	Reflects the elimination of investment income related to the investments held in the Trust Account.

(M)	Reflects the calculation of weighted average shares outstanding for basic and diluted net loss per share and assumes that the Business Combination had occurred on January 1, 2024, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 includes the following Transaction Accounting Adjustments related to the Business Combination and other related transactions:

(N)	Reflects the elimination of investment income related to the investments held in the Trust Account.

(O)	Reflects $0.5 million of Helix direct and incremental transaction costs for underwriting, capital market advisor, and other fees incurred through the Closing of Business Combination.

(P)	Reflects the acceleration of unrecognized stock-based compensation of less than $0.1 million related to Helix Class B Shares upon closing of the Business Combination. Upon the Closing of the Business Combination, the unvested Founder Shares were fully vested based on the original terms of the Founder Shares.

(Q)	Reflects the $3.0 million performance cash bonus paid to the BBOT Chief Executive Officer upon closing of the Business Combination.

(R)	Reflects the calculation of weighted average shares outstanding for basic and diluted net loss per share and assumes that the Business Combination had occurred on January 1, 2024, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related transactions, assuming the shares were outstanding since January 1, 2024. As the Business Combination and other related transactions are being reflected as if they had occurred as of January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and other related transactions have been outstanding for the entire periods presented.

Weighted average shares outstanding for both basic and diluted was calculated as follows for the six months ended June 30, 2025 and for the year ended December 31, 2024:

	For the six months ended June 30, 2025	For the year ended December 31, 2024
Weighted average shares calculation, basic and diluted
Net loss	$(54,123)	$(78,713)
Weighted average shares outstanding — basic and diluted	79,196,710	79,196,710
Pro forma net loss per share, basic and diluted	$(0.68)	$(0.99)
Weighted Average Shares Outstanding — Basic and Diluted
HLXB Public Stockholders (excluding Cormorant)	8,880,250
Sponsor and Cormorant (including Cormorant Affiliates)	17,878,594
HLXB Directors and Advisors	120,000
BBOT stockholders (excludhg Cormorant)	34,972,186
PIPE Investors (excluding Cormorant)	17,345,680
Total weighted average shares outstanding, basic and diluted	79,196,710

The following outstanding shares of PubCo Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the six months ended June 30, 2025 and for the year ended December 31, 2024:

Anti-Dilutive Securities	June 30, 2025	December 31, 2024
Former BBOT Stock Options	4,078,552	4,078,552